ProPhase Labs Reports First Quarter 2021 Financial Results

and Announces $0.30 Special Cash Dividend

First Quarter 2021 Revenue Increases 709% to $15.3 Million Driven by New Diagnostic Services Business

Gross Profit Increases to $8.9 Million With Net Income of $1.1 Million or $0.07 Per Share

Recent Contracts to Provide Testing and Digital Certification available to Nearly 600,000 Residents of Two Local New York Governments

Company Announces Special Cash Dividend of $0.30 Per Share

Management to Host Conference Call Today at 4:30 p.m. ET

GARDEN CITY, NY – May 13, 2021 – ProPhase Labs, Inc. (NASDAQ: PRPH), a diversified medical science and technology company, today reported its financial and operational results for the first quarter ended March 31, 2021 and announced a special cash dividend of $0.30 per share.

Key First Quarter 2021 and Subsequent Operational Highlights

●	Revenue grew to $15.3 million in the first quarter ended March 31, 2021, an increase of 709%, or $13.4 million, from the first quarter ended March 31, 2020.

●	Gross profit for the quarter ended March 31, 2021 was $8.9 million, an increase of 2,051%, or $8.5 million, from $0.4 million in the quarter ended March 31, 2020. Gross margin was 58.5%, an increase of 36.5%, as compared to 22.0% for the first quarter ended March 31, 2020.

●	Net Income grew to $1.1 million in the first quarter ended March 31, 2021, an increase of $2.3 million, from the first quarter ended March 31, 2020.

●	Net working capital of $49 million and cash and cash equivalents and marketable debt securities of $36.3 million as of March 31, 2021.

●	Awarded a contract with Dutchess County, New York to provide reliable COVID-19 testing to its nearly 300,000 residents within 22 towns and 4 villages. ProPhase Labs will play a key part in the county’s plans to continue reopening. Dutchess County Government will offer ProPhase Lab’s saliva-based, viral RT-PCR multiplex-testing, which provides results within 24-hours that can be reported directly to a patient’s smartphone.

●	Awarded a contract with The Town of Oyster Bay, New York, to provide reliable COVID-19 testing after a competitive process where ProPhase Labs demonstrated its COVID-19 testing capabilities, including its accurate and reliable test offerings and fast turnaround times. The Oyster Bay Township, located in Nassau County, encompasses 36 villages and hamlets and nearly 300,000 residents.

●	Acquired the “VaccTrack” suite of digital solutions that provide secure and reliable certification of a user’s vaccination and COVID-19 testing results.

o	New reporting app simplifies documentation of user vaccination and COVID-19 testing status and enables clear and easy access to:

■	Air travel;

■	Rail/bus travel; and

■	Concert and sporting events.

●	Began new saliva-based, viral RT-PCR multiplex-testing as a laboratory developed test (LDT) classification. Emergency use authorization (EUA) applications were filed and confirmed by the U.S. Food and Drug Administration (FDA) for its two new testing methodologies. Testing integrates the Spectrum Solutions saliva self-collection system with a new, advanced multiplex qPCR platform for the simultaneous RNA detection of SARS-CoV-2 (COVID-19) and the presence of its mutations, as well as Influenza A, B, and more.

●	In addition to its first CLIA lab in Old Bridge, NJ, the Company’s new 25,000 square foot facility in Garden City, New York opened in February 2021 and is fully operational and accepting orders. The new lab features state-of-the-art technology and offers a wide range of laboratory testing services for diagnosis, screening and evaluation of diseases, including COVID-19 and Respiratory Pathogen Panel Molecular tests. The two labs combined have the equipment and infrastructure necessary to provide capacity of up to 60,000 tests per day.

●	Total testing in the first quarter averaged just under 2,000 tests per day based on an average 5 day week. Customer requests for future testing are robust. Key prospects include:

o	Elementary, Middle and High Schools, given recent governmental initiatives to reopen schools.

o	Air travel, entertainment and sporting events, weddings, etc.

●	In January 2021, the Company completed a public offering of shares of common stock and a registered direct offering of common stock and warrants for total net proceeds of $40.6 million.

Management Commentary

“The first quarter of 2021 marked our first full quarter processing COVID-19 and Respiratory Pathogen Panel Molecular tests, processing just under 2,000 tests per day,” said Ted Karkus, CEO of ProPhase Labs. “It’s important to note that we began this journey in the fourth quarter of 2020 with our first CLIA lab acquisition and have already demonstrated strong financial results with record revenue and positive income from operations against a backdrop of one-time start-up operating expenses to commence our new lab diagnostic services business.”

“At the same time, the testing landscape began to evolve with the rise in vaccinations and slowing rates of infection towards the end of the quarter. This led to a decrease in COVID testing industry wide.

“With this development, our strategy continues to evolve as well, targeting partnerships with a growing list of healthcare providers, municipalities, schools and various entertainment and sporting events for their COVID-19 testing needs. We recently signed contracts with two local governments in New York to make testing available to nearly 600,000 residents to help them get back to the things they enjoy most in life from graduation ceremonies to classroom activities and sports events. Our pipeline of RFPs is expanding, and we hope to see more wins in the coming months with the potential for higher margin accounts,” continued Mr. Karkus.

“Leveraging the success of our business strategy pivot in November 2020, we continue to evaluate accretive acquisitions and/or licensing opportunities. In particular, we are working on the development and licensing of antigen and immunity tests to complement our PCR testing as part of our initial diversification strategy. We see significant market potential for these tests, given the devastating impact of COVID-19. Outside of COVID-19 testing, we also see CLIA lab acquisition opportunities in blood, urine, toxicology and pathology that we believe will position our CLIA labs with full-service testing options. Additionally, we are focused on opportunities in the field of genomics to leverage our CLIA research and testing capabilities. On the technology front, telemedicine is also another area that we see future growth opportunities as we look at the landscape for better patient care in today’s evolving COVID world.”

“We expect our financial position will begin to benefit from the transition from the development phase for ProPhase Diagnostics to revenue growth, along with our continued focus on our contract manufacturing and dietary supplement businesses. During the quarter we closed a public offering of common stock for gross proceeds of $37.5 million and a registered direct offering of common stock and warrants for gross proceeds of $5.5 million. We believe we have ample working capital for all of our current and projected needs related to the build out of our CLIA lab testing services, as well as the pursuit of additional CLIA labs that will diversify our testing services, either by acquisition or by building an additional facility, or both,” concluded Karkus.

First Quarter 2021 Financial Results

Revenue for the quarter ended March 31, 2021 totaled $15.3 million, an increase of 709%, or $13.4 million, from $1.9 million in the quarter ended March 31, 2020. The increase in sales was primarily driven by revenue of $12.7 million in revenue related to our new diagnostic services business and, to a lesser extent, an increase in third party customer orders from our contract manufacturing business.

Gross profit for the quarter ended March 31, 2021 was $8.9 million, an increase of 2,051%, or $8.5 million, from $0.4 million in the quarter ended March 31, 2020. Gross margin was 58.5%, an increase of 36.5%, as compared to 22.0% for the first quarter ended March 31, 2020.

Total operating expenses for the quarter ended March 31, 2021 were $7.7 million. Total operating expenses for the year ended March 31, 2020 totaled $1.2 million. The increase was due primarily to additional marketing and other expenses, and professional fees associated with our new lab diagnostic services business.

Cash used in operating activities for the quarter ended March 31, 2021 totaled $7.9 million, compared to cash provided by operating activities of $0.3 million in the quarter ended March 31, 2020.

Net income for the quarter ended March 31, 2021 was $1.1 million, or $0.07 per share, compared to a net loss of $0.8 million, or ($0.07) per share, for the quarter ended March 31, 2020.

Cash and cash equivalents and marketable debt securities totaled $36.3 million at March 31, 2021, as compared to $8.5 million at December 31, 2020. In January 2021, the Company completed a public offering of shares of common stock and a registered direct offering of common stock and warrants for total net proceeds of $40.6 million.

Special Cash Dividend Declared

ProPhase Labs also announced that its Board of Directors has declared a special cash dividend in the amount of $0.30 per share on its common stock. The dividend is payable on June 3, 2021 to stockholders of record as of May 25, 2021.

“We are very pleased to be able to reward our stockholders with a special cash dividend,” said Mr. Karkus. “From October 2020 through February 2021, we experienced significant cash outflows, purchasing our first CLIA lab, building out our second CLIA lab, purchasing significant laboratory equipment and consumables and processing a significant number of tests. We have now entered a period where most of the start-up expenses and building of inventory of reagents and consumables is behind us. Meanwhile, insurance companies are beginning to reimburse our Company for the ongoing laboratory processing of diagnostic tests. This has placed us in a strong positive cash flow position going forward. This dividend provides an immediate benefit to our stockholders, while allowing us to remain well positioned for future growth with ample liquidity for the strategic opportunities that may arise. This dividend also demonstrates our commitment to returning cash to shareholders, as we have done from time to time in the past.”

Mr. Karkus continued, “I would like to personally thank our stockholders for their unwavering support and loyalty.”

First Quarter 2021 Results Conference Call

ProPhase Labs’ CEO and Chairman of the Board of Directors, Ted Karkus, will host the conference call, followed by a question and answer period.

To access the call, please use the following information:

Date:	Thursday, May 13, 2021
Time:	4:30 p.m. Eastern time, 1:30 p.m. Pacific time
Toll-free dial-in number:	1-877-407-0784
International dial-in number:	1-201-689-8560
Conference ID:	13718976

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact MZ Group at 1-949-491-8235.

The conference call will be broadcast live and available for replay at http://public.viavid.com/player/index.php?id=144511 and via the investor relations section of the Company’s website at www.ProPhaseLabs.com.

A replay of the conference call will be available after 7:30 p.m. Eastern time through May 27, 2021.

Toll-free replay number:	1-844-512-2921
International replay number:	1-412-317-6671
Replay ID:	13718976

About ProPhase Labs

ProPhase Labs (NASDAQ: PRPH) is a diversified medical science and technology company. The Company’s laboratory testing subsidiary, ProPhase Diagnostics, offers SARS-CoV-2 (COVID-19) and COVID-19 viral mutation PCR tests through both saliva and nasal swab methods at its CLIA certified laboratories. Critical to Covid testing, results are typically provided in under 24 hours. ProPhase Diagnostics also provides Respiratory Pathogen Panel (RPP) Molecular tests including Influenza A and B and others. ProPhase Labs researches, develops, manufactures, distributes, markets and sells OTC consumer healthcare products and dietary supplements, including dietary supplements under the TK Supplements® brand. The Company actively pursues strategic investments and acquisition opportunities for other companies, technologies and products. For more information, visit www.ProPhaseLabs.com.

Forward Looking Statements

Except for the historical information contained herein, this document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated growth and expansion of our diagnostic testing business, COVID-19 testing projections for the remainder of 2021, our ability to grow testing revenues, our plans to pursue additional labs, the continued interest in lab testing services generally, and our ability to satisfy near-term working capital needs. Management believes that these forward-looking statements are reasonable as and when made. However, such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially from those projected in the forward-looking statements. These risks and uncertainties include but are not limited to the scale, scope and duration of the COVID-19 pandemic, consumer demand for our lab processing services, the competitive environment, challenges relating to entering into new business lines, the failure to obtain and maintain certain regulatory approvals, our ability to continue to ramp up our labs’ testing capacity and execute on our business plan, and the risk factors listed from time to time in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and any other SEC filings.

Investor Contact

Chris Tyson
Managing Director
MZ Group - MZ North America
949-491-8235
PRPH@mzgroup.us

www.mzgroup.us

ProPhase Labs, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands, except share and per share amounts)

	March 31,	December 31,
	2021	2020
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$32,727	$6,816
Marketable debt securities, available for sale	3,531	1,639
Accounts receivable, net	14,344	3,155
Inventory, net	16,026	3,039
Prepaid expenses and other current assets	619	1,238
Total current assets	67,247	15,887

Property, plant and equipment, net	7,078	3,578
Secured promissory note receivable	3,739	2,750
Prepaid expenses, net of current portion	460	2,084
Right-of-use asset, net	4,646	4,731
Intangible asset, net	1,125	1,234
Goodwill	901	901
Other assets	248	240
TOTAL ASSETS	$85,444	$31,405

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$7,780	$3,771
Accrued advertising and other allowances	258	463
Lease liabilities	484	329
Other current liabilities	9,767	1,731
Total current liabilities	18,289	6,294

Non-current liabilities:
Deferred revenue, net of current portion	149	162
Unsecured convertible promissory notes, net	9,993	9,991
Lease liabilities, net of current portion	4,348	4,402
Total non-current liabilities	14,490	14,555
Total liabilities	32,779	20,849

COMMITMENTS AND CONTINGENCIES

Stockholders’ equity
Preferred stock authorized 1,000,000, $.0005 par value, no shares issued and outstanding	-	-
Common stock authorized 50,000,000, $.0005 par value, issued 31,806,275 and 28,256,275 shares, respectively	16	14
Additional paid-in capital	102,735	61,674
Accumulated deficit	(2,574)	(3,631)
Treasury stock, at cost, 16,652,022 and 16,652,022 shares, respectively	(47,490)	(47,490)
Accumulated other comprehensive loss	(22)	(11)
Total stockholders’ equity	52,665	10,556
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$85,444	$31,405

ProPhase Labs, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

and Other Comprehensive Loss

(in thousands, except per share amounts)

(unaudited)

	For the three months ended
	March 31, 2021	March 31, 2020
Revenues, net	$15,271	$1,888
Cost of revenues	6,344	1,473
Gross profit	8,927	415

Operating expenses:
Diagnostic expenses	3,809	-
General and administration	3,782	1,168
Research and development	115	59
Total operating expenses	7,706	1,227
Income (loss) from operations	1,221	(812)

Interest income, net	87	3
Interest expense	(251)	-
Net income (loss)	$1,057	$(809)

Other comprehensive loss:
Unrealized gain (loss) on marketable debt securities	(11)	11
Total comprehensive income (loss)	$1,046	$(798)

Earnings (loss) per share:
Basic	$0.07	$(0.07)
Diluted	$0.06	$(0.07)

Weighted average common shares outstanding:
Basic	14,563	11,582
Diluted	18,200	11,582

ProPhase Labs, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	For the three months ended
	March 31, 2021	March 31, 2020
Cash flows from operating activities
Net income (loss)	$1,057	$(809)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Realized loss on marketable debt securities	2	3
Depreciation and amortization	536	82
Amortization of debt discount	2	-
Amortization on right-of-use assets	85	-
Lower of cost or net realizable value inventory adjustment	-	12
Stock-based compensation expense	428	198
Changes in operating assets and liabilities:
Accounts receivable	(11,178)	797
Inventory	(12,987)	(256)
Prepaid and other assets	2,243	64
Other assets	(8)	-
Accounts payable and accrued expenses	4,009	263
Lease liabilities	101	-
Other liabilities	7,818	(69)
Net cash (used in) provided by operating activities	(7,892)	285

Cash flows from investing activities
Issuance of secured promissory note receivable	(1,000)	-
Purchase of marketable securities	(2,005)	(706)
Proceeds from sale of marketable debt securities	100	800
Capital expenditures	(3,927)	(116)
Net cash used in investing activities	(6,832)	(22)

Cash flows from financing activities
Proceeds from issuance of common stock from public offering, net	35,135	-
Proceeds from issuance of common stock and warrants from private offering	5,500
Net cash provided by financing activities	40,635	-

Increase in cash and cash equivalents	25,911	263
Cash and cash equivalents, at the beginning of the period	6,816	434
Cash and cash equivalents, at the end of the period	$32,727	$697

Supplemental disclosures:
Cash paid for income taxes	$-	$-
Interest payment on the promissory notes	$250	$-

Supplemental disclosure of non-cash investing and financing activities:
Net unrealized gain (loss), investments in marketable debt securities	$(11)	$11